UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2004

1-6880
(Commission File Number)

U.S. BANCORP
 (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)

(651) 466-3000
(Registrant’s telephone number, including area code)

(not applicable)
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1 Press Release

ITEM 5. OTHER EVENTS.

     U.S. Bancorp today announced plans to adopt the “fair value” method of accounting for stock-based compensation. This will result in the Company recognizing compensation expense for the estimated fair value of all granted, modified or settled employee stock options. The Company will implement this accounting change utilizing the “retroactive method,” which will require all financial statement periods in fiscal years beginning after December 15, 1994 to be restated for all stock-based compensation. This change will be implemented in U.S. Bancorp’s reporting for full year 2003 results. The full year impact of this change is expected to lower U.S. Bancorp’s diluted earnings per share by approximately $.06 per diluted share in both years 2003 and 2002.

     In accordance with Statement of Financial Accounting Standard No. 148 — “Accounting for Stock-Based Compensation — Transition and Disclosure,” the financial statements for 1999 through 2002 and quarterly results for 2002 and 2003 will be retroactively adjusted to reflect the adoption of the new accounting standard.

     The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. This current report on Form 8-K and the press release contain forward-looking statements regarding U.S. Bancorp and the press release includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By /s/ Terrance R. Dolan Name: Terrance R. Dolan Title: Executive Vice President and Controller

     DATE: January 9, 2004